Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

Wheeler REIT, L.P.
Wheeler Interests, LLC
Wheeler Real Estate, LLC
WHLR - Brook Run Associates, LLC
Chesapeake Square Associates, LLC
DF I - Courtland, LLC
LaGrange Associates, LLC
WHLR - Lumber River, LLC
WHLR - PCSC Associates, LLC
Riversedge Office Associates, LLC
Tuckernuck Associates, LLC
WHLR - Alex City Marketplace, LLC
WHLR - Beaver Ruin Village II, LLC
WHLR - Beaver Ruin Village, LLC
WHLR - Brook Run Property, LLC
WHLR - Bryan Station LLC
WHLR – Bra I Associates, LLC
WHLR – Bra II Associates, LLC
WHLR - Cardinal Plaza, LLC
WHLR - Clover LLC
WHLR - Conyers Crossing, LLC
WHLR - Crockett Square, LLC
WHLR - Cypress LLC
WHLR - Darien, LLC
WHLR - Folly Road Crossing, LLC
WHLR - Ft. Howard Square, LLC
WHLR - Franklinton Square, LLC
WHLR - Freeway Junction LLC
WHLR - Georgetown, LLC
WHLR - Grove Park, LLC
WHLR - Harrodsburg Marketplace LLC
WHLR - Ladson Crossing, LLC
WHLR - Lake Greenwood Crossing, LLC
WHLR - Litchfield Market Village, LLC
WHLR - Moncks Corner, LLC
WHLR - Mullins South Park, LLC
WHLR - Nashville Commons, LLC
WHLR - Parkway Plaza, LLC
WHLR - Pierpont Center, LLC
WHLR - Ridgeland, LLC
WHLR - Shoppes at Myrtle Park, LLC
WHLR - South Square LLC
WHLR - St. George LLC
WHLR – St. George II, LLC
WHLR - Sunshine Shopping Plaza, LLC

WHLR - Waterway LLC
WHLR - Westland LLC
WHLR - Forrest Gallery, LLC
WHLR – Surrey Plaza, LLC
WHLR - Tampa Festival, LLC
WHLR - Twin City Associates, LLC
WHLR - Sangaree Associates, LLC
WHLR - LaGrange, LLC
WHLR - Riverbridge Shopping Center, LLC
WHLR - Rivergate, LLC
WHLR - Franklin Village, LLC
WHLR - Laburnum Square, LLC
WHLR - Village of Martinsville, LLC
WHLR - New Market Crossing, LLC
WHLR – JEB, LLC
WHLR – JANAF 1, LLC
WHLR – JANAF 2, LLC
WHLR - JANAF, LLC
WHLR - JANAF BRAVO, LLC
WHLR - JANAF BJ’s, LLC
WHLR - JANAF OFFICE, LLC
Cedar Brickyard, LLC
Cedar Center Holdings L.L.C. 3
Cedar-Fairview Commons, LLC
Cedar Golden Triangle, LLC
Cedar Hamburg, LLC
Cedar PCP-San Souci, LLC
Cedar-San Souci SPE, LLC
Cedar-Second Member LLC
Cedar Realty Trust Partnership, L.P.
Cedar Southington Plaza, LLC
Cedar-South Philadelphia II, LLC
Cedar-South Philadelphia I, LLC
Cedar-Timpany, LLC
Cedar-Trexler, LLC
Cedar-Trexler SPE, LLC
CIF Loyal Plaza Associates Corp.
CIF-Pine Grove Plaza Associates LLC
Cedar-Coliseum FF, LLC
EE SERVICES, LLC
Cedar-Gold Star Plaza, LLC
Gold Star Realty, Inc.
Greentree Road L.L.C. 1
Greentree Road L.L.C. 2
Pine Grove Plaza Associates, LLC
Stanton CO. – FL, LLC

Washington Center L.L.C. 1
Washington Center L.L.C. 2